CONTACT:	Kim Detwiler Vice President, Corporate Communications Univest Corporation 215-721-8396 detwilerk@univest.net

FOR IMMEDIATE RELEASE

K. Leon Moyer Named CEO of Univest National Bank and Trust Co.
Univest also announces realignment of corporate and retail banking, improving operating efficiencies and customer experiences

SOUDERTON, Pa., - August 28, 2008 - The board of directors of Univest Corporation (NASDAQ: UVSP) has named K. Leon Moyer chief executive officer of Univest National Bank and Trust Co. and vice chairman of Univest Corporation. Moyer previously had been president, a title he will retain, and chief operating officer of Univest National Bank and Trust Co. and senior executive vice president of Univest Corporation. He will continue to report to William S. Aichele, chairman, president and chief executive officer of Univest Corporation and chairman of Univest National Bank and Trust Co.
“During his 37 years with Univest, Leon has played an important role in the bank’s growth,” said Aichele. “We have not only increased the number of financial service centers to 33, but Univest now offers an array of banking, insurance, investment and wealth management solutions for businesses, individuals and nonprofit organizations. Leon also has been instrumental in providing leadership for the company’s ‘customer experience’ initiative, a focus on providing outstanding customer experiences at our offices, which sets Univest apart from other financial institutions.”

In addition, the Univest board announced a realignment of the company’s corporate and retail banking functions to improve operating efficiencies and ensure superior customer experiences. As part of the realignment, the following promotions were announced:
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John W. Duerksen was promoted to executive vice president of corporate banking for Montgomery County from senior vice president and relationship manager. He will report to Phil Jackson, Montgomery County market president.

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William D. Meaglin was promoted to executive vice president of corporate banking for Bucks County from vice president and relationship manager. He will report to Ken Keller, Bucks County market president.

•	Anthony D. DaCosta was promoted to senior vice president of retail banking for Bucks County from regional vice president. He will report to Keller.
•	Donald R. Krieble was promoted to senior vice president of retail banking for Montgomery County from regional vice president. He will report to Jackson.
Duerksen and Meaglin will be responsible for planning and directing the delivery of financial solutions for corporate customers within the financial service centers in their respective counties. DaCosta and Krieble will be responsible for planning and directing the retail sales and service activities for financial service centers in their counties.
“The most effective way for us to deliver our integrated platform of financial solutions and create outstanding customer experiences is by harmonizing our organizational structure with our day-to-day operations,” said Moyer. “As part of Univest’s leadership team, John, William, Anthony and Donald will serve as mentors for the organization to ensure success.”

About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, and Montgomery counties.  Univest National Bank and Trust Co. offers customers 33 financial service centers, 12 retirement financial services centers, and 38 ATM locations throughout the region, and is the parent company of Univest Capital, Inc. (doing business as Vanguard Leasing), a small ticket commercial finance business;  Univest Insurance, Inc., an independent insurance agency headquartered in Lansdale, Pa., which serves commercial and personal customers; and  Univest Investments, Inc., a full-service broker-dealer and investment advisory firm.
For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

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This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.